UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: July 1, 2006
                      (Date of earliest event reported)


                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                   Florida
               (State or other jurisdiction of incorporation)

             000-20175                              01-0469607
            (Commission                             (IRS Employer
             File Number)                           Identification No.)


            1292 Hammond Street, Bangor, Maine           04401
           (Address of principal executive offices)     (Zip Code)

                                 (207) 942-5273
                           Registrant's telephone number,
                               including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

  ( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))








Item 1.01   Entry into a Material Definitive Agreement.

Ms. Karen Wright, President and Chief Executive Officer, Vice-President of Finance and Treasurer of the Registrant, has an oral employment agreement with the Registrant. Effective July 1, 2006, Ms. Wright's annual base salary, under such agreement, was increased to $102,500. Ms. Wright's previous annual base salary was $95,000. Also effective July 1, 2006, her employment arrangement was amended so that she will be entitled to an additional $7,500 annually in connection with the hiring of an assistant with at least an associates degree in accounting or equal work experience. The employee has to be employed for 90 days before Ms. Wright receives the additional compensation. With the exception of changes noted above, Ms. Wright's employment arrangement has not changed.













































                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        Nyer Medical Group, Inc.


 Date: September 27, 2006               By: /s/ Karen L. Wright
                                            Karen L. Wright
                                            Chief Executive Officer